Exhibit 21.1

Subsidiaries of Aleris International, Inc. as of March 30, 2008

	Subsidiary	State of Incorporation / Formation	Aleris Ownership
1.	Alchem Aluminum, Inc.	Delaware	100%
2.	Alchem Aluminum Shelbyville Inc.	Delaware	100%
3.	Aleris Aluminum Austria GmbH f/k/a Corus Aluminium Verkauf GmbH	Austria	100%
4.	Aleris Aluminum Belgium BVBA	Belgium	100%
5.	Aleris Aluminum Bitterfeld GmbH f/k/a Corus Aluminium Profiltechnik Bitterfeld GmbH	Germany	100%
6.	Aleris Aluminum Bonn GmbH f/k/a Corus Aluminium Profiltechnik Bonn GmbH	Germany	100%
7.	Aleris Aluminum Canada Holding 2, Inc. f/k/a Corus Aluminium Inc.	Canada	100%
8.	Aleris Aluminum Canada L.P. f/k/a Corus L.P.	Canada	100%
9.	Aleris Aluminum Denmark ApS	Denmark	100%
10.	Aleris Aluminum Duffel BVBA f/k/a Corus Aluminium BVBA	Belgium	100%
11.	Aleris Aluminum Europe, Inc. f/k/a Hoogovens Aluminium Europe Inc.	Delaware	100%
12.	Aleris Aluminum France SAS	France	100%
13.	Aleris Aluminum GmbH f/k/a Corus Aluminium GmbH	Germany	100%
14.	Aleris Aluminum Italy Srl f/k/a Corus Aluminium Rolled Products, Italia Srl	Italy	100%
15.	Aleris Aluminum Japan, Ltd. f/k/a Corus Aluminium Japan, Ltd.	Japan	100%
16.	Aleris Aluminum Koblenz GmbH f/k/a Corus Aluminium Walzprodukte GmbH	Germany	100%
17.	Aleris Aluminum Netherlands B.V. f/k/a Corus Aluminium Rolled Products B.V.	Netherlands	100%
18.	Aleris Aluminum Sales Europe GmbH f/k/a Aleris Aluminium Products GmbH	Germany	100%
19.	Aleris Aluminum Service Center NV f/k/a Corus Aluminium Service Center NV	Belgium	100%
20.	Aleris Aluminum Spain, S.A. f/k/a Corus Aluminium Espana SA	Spain	100%
21.	Aleris Aluminum UK Limited	United Kingdom	100%
22.	Aleris Aluminum U.S. Sales, Inc. f/k/a Corus Aluminium Corp.	Delaware	100%
23.	Aleris Aluminum Vogt GmbH f/k/a Corus Aluminium Profiltecknik GmbH	Germany	100%
24.	Aleris Aluminum Vogt GmbH [sp z.o.o.] f/k/a Corus Aluminium Profiltechnik GmbH sp. z o.o.	Poland	100%
25.	Aleris Asia Pacific International (Barbados) Ltd.	Barbados	100%
26.	Aleris Asia Pacific Limited	Hong Kong	100%
27.	Aleris Belgium BVBA	Belgium	100%
28.	Aleris Blanking and Rim Products, Inc. f/k/a Indiana Aluminum Inc.	Indiana	100%
29.	Aleris Deutschland Beteiligungsunternehmen Duffel GmbH	Germany	100%
30.	Aleris Deutschland Holding GmbH	Germany	100%
31.	Aleris Deutschland Vier GmbH Co KG	Germany	100%
32.	Aleris Deutschland Vierte Verwaltungs GmbH	Germany	50%
33.	Aleris Gibraltar Limited	Gibraltar	100%
34.	Aleris Global Luxembourg S.a.r.l	Luxembourg	100%
35.	Aleris Holding Belgium BVBA	Belgium	100%
36.	Aleris Holding Canada Limited	Canada	100%
37.	Aleris Holding Luxembourg S.a.r.l	Luxembourg	100%
38.	Aleris Holding Luxembourg S.a.r.l & Co. KG	Germany	100%

39.	Aleris Holding Norway AS	Norway	100%
40.	Aleris Hylite B.V. f/k/a Corus Hylite B.V.	Netherlands	100%
41.	Aleris Inc.	Delaware	100%
42.	Aleris Latasa Reciclagem S.A.	Brazil	100%
43.	Aleris Light Gauge Products, Inc. f/k/a E Street Acquisition Corporation	Delaware	100%
44.	Aleris Luxembourg S.a.r.l	Luxembourg	100%
45.	Aleris Mexico, S. de R.L. de C.V. f/k/a IMCO Reciclaje de Mexico, S. de R.L. de C.V.	Mexico	100%
46.	Aleris Nevada Management, Inc.	Nevada	100%
47.	Aleris New Gibraltar Limited	Gibraltar	100%
48.	Aleris Nuevo Leon, S. de R.L. de C.V. f/k/a IMCO Reciclaje de Nuevo Leon, S. de R.L de C.V.	Mexico	100%
49.	Aleris Ohio Management, Inc.	Delaware	100%
50.	Aleris Participacoes Ltda. (formerly Aleris South America Ltda.)	Brazil	100%
51.	Aleris Reciclagem Ltda. f/k/a IMCO Reciclagem de Materiais Indústria e Comércio Ltda.	Brazil	100%
52.	Aleris Reciclaje Servicios Administrativos, S. de R.L. de C.V. f/k/a IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V.	Mexico	100%
53.	Aleris Reciclaje Servicios de Manufactura, S. de R. L. de C.V. f/k/a IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V.	Mexico	100%
54.	Aleris Recycling (German Works) GmbH f/k/a VAW-IMCO Guß und Recycling GmbH	Germany	100%
55.	Aleris Recycling Holding B.V. f/k/a IMCO Recycling Holding B.V.	Netherlands	100%
56.	Aleris Recycling Netherlands B.V.	Netherlands	100%
57.	Aleris Recycling (Swansea) Ltd. f/k/a IMCO Recycling (UK) Ltd.	United Kingdom	100%
58.	Aleris (Shanghai) Trading Co. Ltd.	China	100%
59.	Aleris Specification Alloy Products Canada Company	Canada	100%
60.	Aleris Switzerland GmbH	Switzerland	100%
61.	Aleris Technology (Netherlands) BV	Netherlands	100%
62.	Alerisalu Aluminum Portugal, Unipessoal, Lda. f/k/aHoogovens Aluminium Portugal Lda.	Portugal	100%
63.	ALSCO Holdings, Inc.	Delaware	100%
64.	ALSCO Metals Corporation	Delaware	100%
65.	Aluminum Recycling Services, S. de R.L. de C.V.	Delaware	100%
66.	Alumitech, Inc.	Delaware	100%
67.	Alumitech of Cleveland, Inc.	Delaware	100%
68.	Alumitech of Wabash, Inc.	Indiana	100%
69.	Alumitech of West Virginia, Inc.	Delaware	100%
70.	Alumox AS	Norway	100%
71.	Alumox Holding AS [1]	Norway	100%
72.	AWT Properties, Inc. [2]	Ohio	100%
73.	BUG-Alutechnik GmbH	Germany	100%
74.	CA Lewisport, LLC	Delaware	100%
75.	CI Holdings, LLC	Delaware	100%
76.	Commonwealth Aluminum, LLC	Delaware	100%
77.	Commonwealth Aluminum Concast, Inc.	Ohio	100%

2      This entity will be merged into Aleris Holding Norway AS with Aleris Holding Norway AS being the survivor entity. Once official, this merger will be effective from April 1, 2008.

2      This entity will be merged into Alumitech of Cleveland, Inc. with Alumitech of Cleveland, Inc. being the survivor entity. Once official, this merger will be effective from April 1, 2008.

78.	Commonwealth Aluminum Lewisport, LLC	Delaware	100%
79.	Commonwealth Aluminum Metals, LLC	Delaware	100%
80.	Commonwealth Aluminum Sales Corporation	Delaware	100%
81.	Commonwealth Aluminum Tube Enterprises, LLC	Delaware	100%
82.	Commonwealth Industries, Inc.	Delaware	100%
83.	Corus Aluminium Extrusions Tianjin Co Ltd	China	61%
84.	Duinlust Grundstucks GmbH	Germany	100%
85.	Dutch Aluminum C.V.	Netherlands	100%
86.	ETS Schaefer Corporation	Ohio	100%
87.	Granular Aluminum Products, Inc.	Illinois	100%
88.	Grundstucksverwaltungsgesellschaft Objekt Wallershein GmbH	Germany	100%
89.	HT Aluminum Specialties, Inc.	Illinois	100%
90.	IMCO Indiana Partnership L.P.	Indiana	100%
91.	IMCO International, Inc.	Delaware	100%
92.	IMCO Investment Company	Delaware	100%
93.	IMCO Management Partnership L.P.	Texas	100%
94.	IMCO Recycling of California, Inc.	Delaware	100%
95.	IMCO Recycling of Idaho Inc.	Delaware	100%
96.	IMCO Recycling of Illinois Inc.	Illinois	100%
97.	IMCO Recycling of Indiana Inc.	Delaware	100%
98.	IMCO Recycling of Michigan L.L.C.	Delaware	100%
99.	IMCO Recycling of Ohio Inc.	Delaware	100%
100.	IMCO Recycling of Utah Inc.	Delaware	100%
101.	IMCO Recycling Services Company	Delaware	100%
102.	IMCO Recycling (UK) Ltd.	England	100%
103.	IMSAMET, Inc.	Delaware	100%
104.	Imsamet of Arizona	Arizona	70%
105.	MetalChem Handel GmbH	Germany	100%
106.	Reox AS	Norway	100%
107.	Rock Creek Aluminum, Inc.	Ohio	100%
108.	Silver Fox Holding Corp.	Delaware	100%
109.	U.S. Zinc Export Corporation	Texas	100%
110.	Wabash Alloys, LLC	Delaware	100%

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